UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 25, 2008

THE DIRECTV GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

8.01	Other Matters

Federal Communications Commission Approval; Separation Arrangements Relating to News/Liberty Media Transactions

On February 25, 2008, the Federal Communications Commission (“FCC”) announced that it had approved the consolidated application of News Corporation (“News”), Liberty Media Corporation (“Liberty Media”) and The DIRECTV Group, Inc. (the “Company”) to transfer de facto control, under applicable FCC regulations, of various FCC licenses and authorizations held by the Company and its subsidiaries (“DIRECTV”) from News to Liberty Media, subject to certain conditions.  Such application was made pursuant to the Share Exchange Agreement between News and Liberty Media dated as of December 22, 2006 (the “Exchange Agreement”) and related agreements.  Among other things, the Exchange Agreement provides for the transfer, by Liberty Media to News, of the shares of common stock of News beneficially owned by Liberty Media, in exchange for Greenlady Corp. (“Splitco”), a wholly-owned subsidiary of News, the assets of which at the time of the exchange included (i) all 470,420,752 shares of the Company’s common stock beneficially owned by News, (ii) three regional sports networks, and (iii) cash.  The transactions under the Exchange Agreement and related agreements are referred to in this report as the “News/Liberty Media Transactions.”

The Memorandum Opinion and Order of the FCC evidencing such approval and describing the applicable conditions was released on February 26, 2008 and is available on the FCC’s website, at www.fcc.gov.  Such Memorandum Opinion and Order is referred to in this report as the “FCC Notice”.  As provided in the FCC Notice, the FCC is requiring that, within one year, all of the attributable interests connecting the separate operations in Puerto Rico of DIRECTV and of a subsidiary of Liberty Global, Inc. (“Liberty Global”) must be severed through divestiture or by otherwise making the interest non-attributable, in accordance with applicable FCC regulations, at which point the companies must certify either that they have reduced the relevant interests to a non-attributable level or that they have filed any applications necessary to divest assets (the “FCC Puerto Rico Condition”).  Liberty Global was not a party to the application, but Dr. John Malone is deemed to have an attributable interest (under FCC regulations) in both Liberty Global and Liberty Media, and, upon completion of the News/Liberty Media Transactions, is also deemed to have such an attributable interest in the Company, due to his direct or indirect ownership interests, and positional interests, in each company.

Since neither News nor Liberty Media may be able to satisfy the FCC Puerto Rico Condition in accordance with its terms, they had requested DIRECTV to agree to do so, and the parties negotiated the Separation Agreement and other arrangements summarized below.  The Company evaluated these arrangements as related party transactions subject to review and approval by the Company’s Audit Committee (comprised entirely of independent directors) in accordance with the Company’s Amended and Restated Certificate of Incorporation, and such request was also subject to review and approval by the Special Committee (also comprised entirely of independent directors) of the Board of Directors of the Company which was established in August 2006 to consider any actions to be taken by DIRECTV in connection with the News/Liberty Media Transactions.  Such committees have approved the arrangements summarized in the following paragraph.

After the issuance of the FCC Notice, the Company and News entered into the Separation Agreement dated as of February 26, 2008, attached hereto as Exhibit 10.1 (the “Separation Agreement”).  Pursuant to the Separation Agreement, Splitco agreed to make a capital contribution to the Company in cash in the amount of $160 million.  In addition, at the closing of the News/Liberty Media Transactions, the parties entered into the other arrangements provided for in the Separation Agreement, including cost reimbursement, indemnities and commercial arrangements relating to the separation of DIRECTV from News.  Also, the Company agreed, subject to applicable laws, that the FCC Puerto Rico Condition will be satisfied, modified or waived within the one year period specified in the FCC Notice.

The operations of DIRECTV in Puerto Rico are not material to the business, operating results or financial condition of the Company.  At December 31, 2007, the Company’s subsidiary in Puerto Rico had approximately 159,000 subscribers and, for the year then ended, such subsidiary’s operating profit before depreciation and amortization (“OPBDA”) amounted to substantially less than 5% of OPBDA for the consolidated DIRECTV Latin America segment of the Company.  Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on February 25, 2008.

Closing of News/Liberty Media Transactions; Resignation of Directors

On February 27, 2008, each of News and Liberty Media announced the completion of the News/Liberty Media Transactions.  Among other things, at the closing of the News/Liberty Media Transactions, (a) the Company received the $160 million capital contribution from Splitco, as described above, (b) beneficial ownership of 470,420,752 shares of the Company’s common stock (representing approximately 41% of the Company’s outstanding shares of common stock) was transferred from News to Liberty Media, (c) News delivered to the Company letters of resignation of each of K. Rupert Murdoch, David DeVoe and Peter Chernin from the Board of Directors of the Company (and, in the case of Mr. Murdoch, as Chairman of the Board of the Company), and (d) the Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of December 22, 2006, between News and the Company, attached hereto as Exhibit 10.2, became effective.  Under that agreement, News agreed that it and its affiliates will not, for a period of four years, engage in the business of providing direct-to-home delivery of video services by satellite anywhere in North America or South America where the Company is currently operating.  Such agreement also contains certain prohibitions on the ability of News and its affiliates to solicit or hire executive officers and senior management of the Company for two years.

Appointment of Directors

Also effective on February 27, 2008, following completion of the News/Liberty Media Transactions and as contemplated by the letter agreement between Liberty Media and the Company dated December 21, 2006 (“Letter Agreement”), attached hereto as Exhibit 10.3, Dr. John C. Malone and Gregory B. Maffei (collectively the “Liberty Designees”) were appointed by the Company’s Board of Directors (“Board”) to fill two of the three vacancies on the Board resulting from the resignations of the resigning directors.  Dr. Malone was also elected Chairman of the Board of the Company, filling the vacancy in that office as a result of the resignation of K. Rupert Murdoch referred to above.  Liberty Media has advised the Company that it intends to recommend a nominee to fill the remaining vacancy on the Company’s Board, but such recommendation has not been made to the Board at the date of this report.

Each of the Liberty Designees will serve as a director until the next meeting of stockholders of the Company held for the election of directors, and will then be subject to the usual procedures under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws regarding election of directors.  Messrs. Malone and Maffei have not been appointed to any of the committees of the Board, as they are not considered to be independent directors and therefore are not eligible to serve on any such committee under the Company’s Amended and Restated Certificate of Incorporation.

Set forth below is certain information with respect to Messrs. Malone and Maffei, including their respective date of birth and positions with Liberty Media, as well as certain other directorships held by each.

Dr. John C. Malone
Born March 7, 1941.  Chairman of the Board and a director of Liberty Media since 1990.  Chief Executive Officer of Liberty Media from August 2005 to February 2006.  Dr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1999.  Dr. Malone is Chairman of the Board of Liberty Global, Inc., Chairman and Chief Executive Officer of Discovery Holding Company and is also a director of IAC/InterActiveCorp and Expedia, Inc.

Gregory B. Maffei
Born May 24, 1960.  Chief Executive Officer and President of Liberty Media since February 2006 and a director of Liberty Media since November 2005.  CEO-Elect of Liberty Media from November 2005 through February 2006.  Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005.  Mr. Maffei served as Chairman and Chief Executive Officer of 360networks from January 2000 until June 2005.  Mr. Maffei also serves as a director of Electronics Arts, Inc.

Transactions between the Company and Certain Related Persons

As a result of the News/Liberty Media Transactions, a wholly-owned subsidiary of Liberty Media owns approximately 41% of the outstanding common stock of the Company.  Dr. Malone may be deemed to control approximately 31.9% of the voting power of Liberty Media.  Transactions between the Company and its subsidiaries and Liberty Media and its subsidiaries may be deemed to be related party transactions.  Prior to the completion of the News/Liberty Media Transactions, Liberty Media and its subsidiaries were engaged in relationships with the Company and its subsidiaries.  To the extent that those relationships were documented in agreements executed prior to the completion of the News/Liberty Media Transactions and continue, the Company believes that the terms and conditions of all such arrangements were negotiated as arm’s length transactions with an unaffiliated entity and are fair and reasonable.

Existing relationships with Liberty Media and its subsidiaries are in the following areas:

Obligations and Rights Arising Out of the News/Liberty Transactions:  As part of the News/Liberty Media Transactions, the Company is party to certain agreements with Liberty Media which are described elsewhere in this report.

Programming:  The Company’s subsidiaries which provide digital television services in the United States (“DIRECTV U.S.”) and Latin America (“DIRECTV Latin America”) purchase programming created, owned or distributed by Liberty Media and its subsidiaries.  DIRECTV U.S. has programming agreements with Game Show Network, QVC and STARZ/Encore.  DIRECTV Latin America has programming agreements with STARZ/Encore.

Interactive Games:  DIRECTV U.S. has an agreement with SkillJam Technologies Corporation (“SkillJam”), a subsidiary of Liberty Media, pursuant to which SkillJam has developed interactive games for DIRECTV U.S. and provides related services and support.

The following table summarizes sales to and purchases (primarily programming payments) made by DIRECTV U.S. and DIRECTV Latin America to Liberty Media and its subsidiaries for the fiscal year ended December 31, 2007:

Year Ended December 31, 2007
(Dollars in Millions)
DIRECTV U.S.
Payments from Liberty Media and its subsidiaries	$32

Payments made to Liberty and its subsidiaries	265

DIRECTV Latin America
Payments from Liberty Media and its subsidiaries	$-

Payments made to Liberty and its subsidiaries	3

Other Relationships:  In addition, the Company is aware that Dr. Malone may be deemed to control approximately 30.7% of the voting power of Discovery Holding Company (“DHC”) and, as noted above, is its Chairman and Chief Executive Officer.  DHC is a holding company, which owns 66-2/3% of Discovery Communications Holding, LLC (“Discovery”).  Discovery is considered an equity affiliate of DHC, due to governance rights possessed by an unrelated entity, which restricts DHC’s ability to control Discovery.  DIRECTV U.S. and DIRECTV Latin America purchase programming created, owned or distributed by Discovery and its subsidiaries.  DIRECTV U.S. has programming agreements with Animal Planet, BBC America, Discovery Channel, Discovery Health, Discovery HD Theater, Discovery Home, Discovery Kids, Science Channel, Investigation Discovery, Discovery Digital Networks, Discovery Commerce, Fit TV, Military Channel, The Learning Channel, and Discovery en Espanol.  DIRECTV Latin America has programming agreements with Animal Planet, Discovery Channel, Discovery Home & Health, Discovery Kids, Discovery Travel & Living, BBC America and Science Channel.  The Company is also aware that Dr. Malone has relationships with other entities through equity ownership and/or as an officer or director and that Liberty Media has minority ownership interests in various other entities that have business relationships with the Company and its subsidiaries.  Such entities include:  IAC InterActiveCorp., which owns HSN which is carried on DIRECTV U.S.; Crown Media Holdings, Inc. which owns the Hallmark Channel which is carried by DIRECTV U.S. and DIRECTV Latin America; LodgeNet Entertainment Corporation, which provides in-room video and Internet services in hotels and motels; Time Warner, Inc. and Viacom, Inc., each of which provides programming carried by DIRECTV U.S. and DIRECTV Latin America; and WildBlue Communications, Inc., from which DIRECTV U.S. acquires wholesale broadband service which it resells to its customers in the United States.  The Company does not believe that any of these parties would currently be considered related parties.  In addition, the Company is aware that Mr. Malone has an ownership interest in and serves as Chairman of the Board of Liberty Global, however DIRECTV does not have any existing relationship with such company or its subsidiaries.

Audit Committee Review:  As part of the transactions by which News acquired its interest in the Company, the Certificate of Incorporation and By-Laws of the Company were amended to provide that the Audit Committee of the Company’s Board has the sole authority to review, consider and pass upon any transaction by the Company and its subsidiaries which the Audit Committee determines is a related party transaction.  The process for this review is discussed in the Audit Committee Charter which may be accessed on the Company’s website at www.directv.com.  The Audit Committee has adopted policies and procedures for related party transactions.  Following the completion of the News/Liberty Media Transactions, appropriate matters involving Liberty Media or its subsidiaries or other related parties (as determined by the Audit Committee) are subject to review and approval by the Audit Committee.

Certain Stock Ownership Restrictions

The Letter Agreement also provides that each of Liberty Media and certain other “Persons” (as defined in the Company’s Restated Certificate of Incorporation) is a “Purchaser Successor” under the Company’s Amended and Restated Certificate of Incorporation and shall accordingly be subject to the provisions of Sections 5 and 6 of Article V of the Amended and Restated Certificate of Incorporation as well as other applicable provisions of such Amended and Restated Certificate of Incorporation, the Company’s By-Laws and the Related Party Policy and Procedures adopted by the Board or the Audit Committee from time to time.

Under those provisions, Liberty Media and any other applicable Person (collectively, “Liberty Group”) will be prohibited from entering into any transaction or series of transactions which would result in the Liberty Group collectively owning beneficially 50% or more of the Company’s outstanding voting securities.  However, this standstill provision does not apply if:

•
any member of the Liberty Group commences a tender or exchange offer for all the Company’s outstanding voting securities (at a price at least equal to the market price thereof immediately prior to the earlier of the public announcement or commencement thereof) or enters into an agreement to acquire all of such voting securities pursuant to a merger or other business combination transaction with the Company;

•	the Liberty Group acquires shares in a transaction that is approved by an affirmative vote of a majority of the Company’s independent directors; or

•
a person that is not affiliated with any member of the Liberty Group acquires, or has announced its intention to acquire, 25% or more of the Company’s outstanding voting securities or has announced its intention to effect a merger or other business combination transaction with the Company as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the company surviving the merger or business combination, which merger or other business combination has been approved by the Company’s board of directors.

Further, the standstill provision described above will cease to apply if:

•	a majority of the Company’s independent directors so determines;

•
the Liberty Group acquires 50% or more of the Company’s outstanding voting securities in a tender or exchange offer, merger, business combination transaction or other transaction under the circumstances described in the first two bullets above; or

•	the Liberty Group acquires 80% or more of the Company’s outstanding voting securities.

The description of each referenced document in this report is qualified in its entirety by reference to the applicable document, which is included herein by reference.

ITEM 9.01             Financial Statements and Exhibits
(d)	Exhibits.

10.1	Separation Agreement dated as of February 26, 2008

10.2	Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of December 22, 2006

10.3	Letter Agreement dated December 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: February 27, 2008	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Separation Agreement dated as of February 26, 2008
10.2	Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of December 22, 2006
10.3	Letter Agreement dated December 21, 2006